Exhibit 32.1

Certification of the Chief Executive Officer Pursuant to

18 U.S.C. Section 1350,

As Adopted Pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report of Helio Corporation (the "Company") on Form 10-K for the annual period ending October 31, 2025 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Edward Cabrera, as Chief Executive Officer of the Company, hereby certifies pursuant to 18 U.S.C. § 1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, to the best of his knowledge, that:

(1)	The Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company for the dates and the periods covered by the Report.

A signed original of this written statement has been provided to Helio Corporation and will be retained by Helio Corporation and furnished to the Securities and Exchange Commission or its staff upon request.

February 17, 2026	/s/ Edward Cabrera
Edward Cabrera
Chief Executive Officer and Chairman of the Board of Directors (Principal Executive Officer)